Certificate Number

CERT.9999

Shares

* 0,000,000 *

TX RAIL PRODUCTS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

No Par Value
Common Stock

CUSIP NUMBER
87311R101

This Certifies That * SPECIMEN *

Is The Owner Of * ZERO *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK NO PAR VALUE EACH OF

TX RAIL PRODUCTS, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Dated: MONTH DD, YYYY

William Shrewsbury
William Shrewsbury
CEO

José Fuentes
Jose Fuentes
CFO

Countersigned and Registered By:
ClearTrust, LLC

TX RAIL PRODUCTS, INC.
Corporate Seal
GEORGIA

Transfer Agent Authorized Signature
www. ClearTrustOnline.com